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Kelly Blough                                                                    Colleen Nichols
SonicWALL, Inc. Investor Relations        SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329                                                                     +1 (408) 962-6131
kblough@sonicwall.com                                                        cnichols@sonicwall.com

SonicWALL Reports Third Quarter 2009 Financial Results
Company Reports Over $13 Million in Cash from Operations, and Non-GAAP Operating Margin of 16%

SAN JOSE, Calif., October 22, 2009 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended September 30, 2009, with revenue of $50.7 million. The Company shipped 45,000 revenue units in the quarter.  Cash flow from operations was $13.4 million.  The company ended the quarter with cash, cash equivalents and total investments of $203 million, and deferred revenue of $117 million.

Net income for the third quarter of 2009 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $3.0 million, or $0.05 per diluted share.  In comparison, GAAP net income for the third quarter of 2008 was $569,000, or $0.01 per diluted share.

The company reported third quarter operating margin of 9.6%, calculated on a GAAP basis.  In comparison, GAAP operating margin in the third quarter of 2008 was 3.2%.  GAAP gross margin in the third quarter was 71.6%, compared to 69% in the same period of 2008.

Non-GAAP net income for the third quarter of 2009 was $5.4 million or $0.10 per diluted share.  In comparison, non-GAAP net income for the third quarter of 2008 was $4.1 million, or $0.08 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options.  An explanation of our use of non-GAAP measures is included in the section of this press release entitled "Use of Non-GAAP Financial Measures."

The Company reported third quarter non-GAAP operating margin of 16%.  In comparison, non-GAAP operating margin for the third quarter of 2008 was 10%.  Non-GAAP gross margin in the third quarter was 73%, compared to 71% in the third quarter of 2008.

“It was a solid third quarter for SonicWALL,” said Matt Medeiros, CEO.  “We were pleased by the traction we are achieving in mid-tier and enterprise accounts, demonstrating that customers are recognizing our technology differentiation and leadership, as well as our ability to deliver higher-performance solutions at a lower total cost of ownership.”

Guidance for Q4 2009

SonicWALL expects fourth quarter 2009 revenue to be in the range of $50 million to $53 million.  The Company expects GAAP gross margin to be in the range of 70%-71%, and non-GAAP gross margin to be in the range of 71.5%-72.5% of revenue.  Inclusive of a total of approximately $3.0 million, before taxes, in combined amortization of purchased intangible assets, and share-based compensation expense, the Company expects GAAP earnings per share to be in the range of $0.05 to $0.06.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $2.0 million for the fourth quarter of 2009.

SonicWALL expects non-GAAP earnings per share in the fourth quarter of 2009 to be in the range of $0.09-$0.10 per diluted share.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss third quarter 2009 results will take place today, October 22, 2009, at 1:15 p.m. PT (4:15 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be found at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on October 27 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 1074484.

About SonicWALL, Inc.

Founded in 1991, SonicWALL is committed to improving the performance and productivity of businesses of all sizes by engineering the cost and complexity out of running a secure network. Over one million SonicWALL appliances have been shipped through its global network of ten thousand channel partners to keep tens of millions of worldwide business computer users safe and in control of their data. SonicWALL’s award-winning solutions include network security, secure remote access, content security, backup and recovery, and policy and management technology. For more information, visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL presents certain non-GAAP financial measures.  Management regularly uses these non-GAAP financial measures to evaluate aspects of the company’s operating performance with respect to business objectives and planning targets.  These non-GAAP financial measures also facilitate comparisons of our operating performance to other companies in our industry, which may also disclose similar non-GAAP financial measures to supplement their GAAP results.  We also believe that investors benefit from this additional disclosure as it provides transparency into financial information used by management in our assessment of operating performance.

A reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure is presented in tables immediately following the Condensed Consolidated Statements of Cash Flows. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the fourth quarter of 2009, gross margin on a GAAP and non-GAAP basis for the fourth quarter of 2009, earnings per share on a GAAP and non-GAAP basis for the fourth quarter of 2009, and share based compensation expense for the fourth quarter of 2009.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Product	$19,248	$21,439	$51,219	$68,989
License and service	31,471	31,839	95,209	95,398
Total revenues	50,719	53,278	146,428	164,387
Cost of revenues:
Product	9,916	10,627	27,121	32,478
License and service	3,733	5,150	11,778	15,414
Amortization of purchased technology	754	754	2,262	2,262
Total cost of revenues	14,403	16,531	41,161	50,154
Gross profit	36,316	36,747	105,267	114,233
Operating expenses:
Research and development	9,416	11,411	28,153	34,368
Sales and marketing	17,357	19,472	51,998	63,954
General and administrative	4,406	3,957	12,588	14,135
Amortization of purchased intangible assets	274	274	822	840
Restructuring charges (reversals)	-	(87)	-	1,683
Total operating expenses	31,453	35,027	93,561	114,980
Income (loss) from operations	4,863	1,720	11,706	(747)
Interest income and other expense, net	573	1,122	2,377	5,328
Income before income taxes	5,436	2,842	14,083	4,581
Provision for income taxes	(2,396)	(2,273)	(5,888)	(3,153)
Net income	$3,040	$569	$8,195	$1,428
Net income per share:
Basic	$0.06	$0.01	$0.15	$0.03
Diluted	$0.05	$0.01	$0.15	$0.02
Shares used in computing net income per share:
Basic	53,946	53,412	53,806	56,906
Diluted	56,012	54,928	55,180	59,050

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2009	2008 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$99,080	$45,127
Short-term investments	88,579	60,327
Accounts receivable, net	21,174	20,945
Inventories	6,554	8,956
Deferred tax assets	9,423	9,423
Prepaid expenses and other current assets	8,530	11,861
Total current assets	233,340	156,639

Property and equipment, net	9,906	9,543
Goodwill	138,470	138,470
Long-term investments	15,384	61,450
Deferred tax assets, non-current	18,406	18,406
Purchased intangibles and other assets, net	14,419	17,328
Total assets	$429,925	$401,836

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$7,277	$10,717
Accrued payroll and related benefits	13,333	11,554
Other accrued liabilities	8,232	10,307
Deferred revenue	93,213	88,415
Total current liabilities	122,055	120,993

Deferred revenue, non current	23,501	15,072
Total liabilities	145,556	136,065

Shareholders' Equity:
Common stock, no par value	404,858	396,223
Accumulated other comprehensive loss, net	(7,441)	(9,209)
Accumulated deficit	(113,048)	(121,243)
Total shareholders' equity	284,369	265,771
Total liabilities and shareholders' equity	$429,925	$401,836

(1) December 31, 2008 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net cash provided by operating activities	$13,434	$5,520	$30,832	$13,871
Cash flows from investing activities:
Purchase of property and equipment	(1,681)	(1,009)	(4,040)	(3,827)
Change in restricted cash in escrow	-	(6)	5,104	1,376
Maturity and sale of investments, net of purchases	2,867	(7,333)	19,754	66,054
Net cash provided by (used in) investing activities	1,186	(8,348)	20,818	63,603
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	1,338	1,473	2,303	5,306
Repurchase of common stock	-	(762)	-	(79,408)
Excess tax benefits from share-based compensation	-	1,198	-	1,987
Net cash provided by (used in) financing activities	1,338	1,909	2,303	(72,115)
Net increase (decrease) in cash and cash equivalents	15,958	(919)	53,953	5,359
Cash and cash equivalents at beginning of period	83,122	39,602	45,127	33,324
Cash and cash equivalents at end of period	$99,080	$38,683	$99,080	$38,683

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP net income	$3,040	$569	$8,195	$1,428
Share-based compensation	2,139	2,800	6,332	8,082
Amortization of purchased intangible assets	1,028	1,028	3,084	3,102
Restructuring (charges) reversals	-	(87)	-	1,683
Tax effect of adjustments	(787)	(163)	(2,806)	(3,303)
Net effect of pro forma adjustments	2,380	3,578	6,610	9,564

Non-GAAP net income	$5,420	$4,147	$14,805	$10,992

Diluted GAAP net income per share	$0.05	$0.01	$0.15	$0.02
Diluted Non-GAAP net income per share	$0.10	$0.08	$0.27	$0.19

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP GROSS MARGIN
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP gross margin	$36,316	$36,747	$105,267	$114,233
Share-based compensation	123	145	358	396
Amortization of purchased technology	754	754	2,262	2,262

Non-GAAP gross margin	$37,193	$37,646	$107,887	$116,891
Non-GAAP gross margin percentage of revenue	73.3%	70.7%	73.7%	71.1%

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP INCOME FROM OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP income (loss) from operations	$4,863	$1,720	$11,706	$(747)
Cost of revenue - share-based compensation	123	145	358	396
Cost of revenue - amortization of purchased technology	754	754	2,262	2,262
Research and development - share-based compensation	666	849	1,941	2,562
Sales and marketing - share-based compensation	779	1,024	2,295	2,870
General and administrative - shared-based compensation	571	782	1,738	2,254
Amortization of purchased intangible assets	274	274	821	840
Restructuring charges (reversals)	-	(87)	-	1,683

Non-GAAP income from operations	$8,030	$5,461	$21,121	$12,120
Non-GAAP operating margin percentage of revenue	15.8%	10.3%	14.4%	7.4%